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                        COMMERCIAL FEDERAL CORPORATION            Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

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COMPUTATION OF INCOME PER BASIC AND DILUTED SHARES:
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                                                       Three Months Ended                   Nine Months Ended
                                                            March 31,                            March 31,
                                                --------------------------------     --------------------------------
                                                     1998              1997               1998               1997
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
Income before extraordinary items               $   8,194,249     $   19,604,744     $  47,536,921      $  35,095,819
Extraordinary items, net of tax benefit                    --                 --                --           (583,312)
                                                -------------      -------------     -------------      -------------

Net income                                      $   8,194,249      $  19,604,744     $  47,536,921      $  34,512,507
                                                =============      =============     =============      =============
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BASIC EARNINGS PER SHARE:
------------------------

Weighted average number of common shares
  outstanding used in basic earnings per
  share calculation                                39,978,614         38,667,348        39,227,633         38,827,114
                                                =============      =============     =============      =============

Income before extraordinary items               $         .20      $         .51     $        1.21      $         .90
Extraordinary items, net of tax benefit                    --                 --                --               (.01)
                                                -------------      -------------     -------------      -------------
Net income                                      $         .20      $         .51     $        1.21      $         .89
                                                =============      =============     =============      =============
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DILUTED EARNINGS PER SHARE:
--------------------------

Weighted average number of common shares
  outstanding used in basic earnings
  per share calculation                            39,978,614         38,667,348        39,227,633         38,827,114

Add assumed exercise of outstanding stock
  options as adjustments for dilutive
  securities                                          424,003            624,902           600,800            590,472
                                                -------------      -------------     -------------      -------------

Weighted average number of common shares
  outstanding used in diluted earnings per
  share calculation                                40,402,617         39,292,250        39,828,433         39,417,586
                                                =============      =============     =============      =============

Income before extraordinary items               $         .20      $         .50     $        1.19      $         .89
Extraordinary items, net of tax benefit                    --                 --                --               (.01)
                                                -------------      -------------     -------------      -------------
Net income                                      $         .20      $         .50     $        1.19      $         .88
                                                =============      =============     =============      =============
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